Exhibit 10.4
AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), by and between Charter Communications, Inc., a Delaware corporation (the “Company”), and Richard DiGeronimo (“Executive”), is dated as of February 22, 2023 and amends the terms of that certain Employment Agreement dated as of September 20, 2022 between the Company and Executive (the “Employment Agreement”).

RECITALS:

WHEREAS, Executive and the Company desire to amend the Employment Agreement to as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties agree as follows:

1.Section 7 of the Employment Agreement is hereby amended in its entirety to read as follows:

Equity Incentive Award. On September 22, 2022, Executive shall be granted a promotional award with a grant date fair value of $800,000 and consisting ninety percent (90%) of options and ten percent (10%) of restricted stock units, which award shall cliff vest on the third anniversary of the Execution Date, subject to Executive’s continued employment with the Company through such date. The grant date fair value of the option award shall be the product of (i) the number of shares of common stock of the Company subject to such option award, multiplied by (ii) the per-share value of such option award, which shall be calculated pursuant to the Black-Scholes option valuation methodology based on assumptions consistent with those used to value option awards granted to other senior executives of the Company.

2.Sections 12(e)(B) and 12(e)(C) of the Employment Agreement are hereby amended in its entirety to read as follows:

(B)a pro-rata portion of each stock option or restricted stock unit award (other than any Five-Year Award) granted on or after the Execution Date (based on the number of days of the vesting period that has elapsed as of the Date of Termination) shall vest on the Date of Termination; and

(C)notwithstanding anything to the contrary in an award agreement, each vested stock option award (other than any Five-Year Award) held by Executive that was granted on or after the Execution Date (including those that become vested under clause (B) above) shall remain exercisable until the fifth (5th) anniversary of the Date of Termination or, if earlier, the expiration date of such option.

For purposes of this Section 12, “Five-Year Award” means any stock option or restricted stock unit award that, in either case, is intended by the Company to represent the equivalent of five (5) years of annual equity award grants and, for the avoidance of doubt, such term only includes the stock option and restricted stock unit awards granted to Executive on February 22, 2023.

Executive shall be entitled to no other compensation, bonus, payments or benefits except as expressly provided in this Section 12(e) or Section 12(g).

3.Entire Agreement. This Amendment and the Employment Agreement contain the entire agreement among the Parties with respect to the specific subject matter and supersede any prior oral and written communications, agreements and understandings among the Parties concerning the specific subject matter hereof; provided that, except as otherwise specifically provided in this Amendment and the Agreement, no Plan is superseded by this Amendment and the Agreement. This Amendment may not be modified, amended, altered, waived or rescinded in any manner, except by written instrument signed by both of the Parties hereto that expressly refers to the provision of this Amendment that is being modified, amended, altered, waived or rescinded; provided, however, that the waiver by either Party of a breach or compliance with any provision of this Amendment shall not operate nor be construed as a waiver of any subsequent breach or compliance.

4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment may also be executed by delivery of facsimile or “.pdf” signatures, which shall be effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date and year first above written.

CHARTER COMMUNICATIONS, INC.

By:	/s/ Paul Marchand
Paul Marchand, Executive Vice President,
Title: Executive Vice President, Human Resources

EXECUTIVE

/s/ Richard DiGeronimo
Name: Richard DiGeronimo

[Signature Page to Employment Agreement Amendment (DiGeronimo)]